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                                                                    Exhibit 23.1

                        [Arthur Andersen LLP Letterhead]



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the use of our report and to all references to our Firm included in or made a part of this registration statement.


                                         ARTHUR ANDERSEN LLP


San Jose, California
May 21, 1998